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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 29, 2001
                                                      REGISTRATION NO. 333-80921
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               USA EDUCATION, INC.
                       (formerly SLM Holding Corporation)
             (Exact Name of Registrant as Specified in its Charter)

                   DELAWARE                                                52-2013874
         (State or Other Jurisdiction of                      (I.R.S. Employer Identification No.)
         Incorporation or Organization)

              1160 SALLIE MAE DRIVE
                 RESTON, VIRGINIA                                             20193
     (Address of Principal Executive Offices)                               (Zip Code)
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             SALLIE MAE DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES
                            (Full Title of the Plan)

                                MARIANNE M. KELER
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                               USA EDUCATION, INC.
                             11600 SALLIE MAE DRIVE
                             RESTON, VIRGINIA 20193
                     (Name and Address of Agent for Service)

                                 (703) 810-3000
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                         THOMAS D. WASHBURNE, JR., ESQ.
                             MICHAEL W. CONRON, ESQ.
                        VENABLE, BAETJER AND HOWARD, LLP
                           SUITE 1800, 2 HOPKINS PLAZA
                            BALTIMORE, MD 21201-2978
                                 (410) 244-7400


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                                 DEREGISTRATION

         In accordance with the undertakings contained in Part II of this Registration Statement and Item 512 of Regulation S-K, USA Education, Inc.
(formerly SLM Holding Corporation) (the "Company") has filed this Post-Effective
Amendment No. 1 to remove from registration $6,839,157 of unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Sallie Mae Deferred Compensation Plan for Key Employees. The
Company intends to register all securities that are removed from registration by this Post-Effective Amendment No. 1 on Form S-8 and to transfer the fee paid in connection with this registration statement in accordance with Rule 457(p).


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Corporation's Registration Statement on
Form S-8 (Registration No. 333-80921) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on this 27th day of August 2001.

                                   USA EDUCATION, INC.

                                   By: /s/ ALBERT L. LORD
                                       -----------------------------------
                                       Albert L. Lord

         Each person whose signature appears below constitutes and appoints
Marianne M. Keler and Mary F. Eure, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Corporation's Registration Statement on
Form S-8 has been signed by the following persons in the capacities and on the date indicated.

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
                     SIGNATURE                                        TITLE                          DATE
                     ---------                                        -----                          ----
/s/ ALBERT L. LORD                                           Chief Executive Officer            August 27, 2001
--------------------------------                          (Principal Executive Officer)
    Albert L. Lord

/s/ JOHN F. REMONDI                                          Chief Financial Officer            August 27, 2001
--------------------------------                             (Principal Financial and
    John F. Remondi                                            Accounting Officer)

/s/ EDWARD A. FOX                                       Chairman of the Board of Directors      August 27, 2001
--------------------------------
    Edward A. Fox


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/s/ CHARLES L. DALEY                                                 Director                   August 27, 2001
--------------------------------
    Charles L. Daley

/s/ WILLIAM M. DIEFENDERFER, III                                     Director                   August 27, 2001
 -------------------------------
    William M. Diefenderfer, III

/s/ THOMAS J. FITZPATRICK                                            Director                   August 27, 2001
--------------------------------
    Thomas J. Fitzpatrick

/s/ DIANE SUITT GILLELAND                                            Director                   August 27, 2001
--------------------------------
    Diane Suitt Gilleland

/s/ EARL A. GOODE                                                    Director                   August 27, 2001
--------------------------------
    Earl A. Goode

/s/ ANN TORRE GRANT                                                  Director                   August 27, 2001
--------------------------------
    Ann Torre Grant

/s/ RONALD F. HUNT                                                   Director                   August 27, 2001
--------------------------------
    Ronald F. Hunt

/s/ BENJAMIN J. LAMBERT, III                                         Director                   August 27, 2001
--------------------------------
    Benjamin J. Lambert, III

/s/ JAMES C. LITZENICH                                               Director                   August 27, 2001
--------------------------------
    James C. Litzenich

/s/ BARRY A. MUNITZ                                                  Director                   August 27, 2001
--------------------------------
    Barry A. Munitz

/s/ A. ALEXANDER PORTER, JR                                          Director                   August 27, 2001
--------------------------------
    A. Alexander Porter, Jr.

/s/ WOLFGANG SCHOELLKOPF                                             Director                   August 27, 2001
--------------------------------
    Wolfgang Schoellkopf

/s/ STEVEN L. SHAPIRO                                                Director                   August 27, 2001
--------------------------------
    Steven L. Shapiro

/s/ BARRY L. WILLIAMS                                                Director                   August 27, 2001
--------------------------------
    Barry L. Williams
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